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                                     ANNEX I

ETF
---
DJ STOXX 50(R) ETF                                     FEU
DJ EURO STOXX 50(R) ETF                                FEZ
SPDR(R) S&P(R) Emerging Asia Pacific ETF               GMF
SPDR(R) S&P(R) China ETF                               GXC
SPDR(R) S&P(R) Emerging Markets ETF                    GMM
SPDR(R) S&P(R) Emerging Europe ETF                     GUR
SPDR(R) S&P(R) Emerging Latin America ETF              GML
SPDR(R) S&P(R) Emerging Middle East & Africa ETF       GAF
SPDR(R) S&P(R) World ex-US ETF                         GWL
SPDR(R) S&P(R) International Small Cap ETF             GWX
SPDR(R) DJ Wilshire International Real Estate ETF      RWX
SPDR(R) FTSE/Macquarie Global Infrastructure 100 ETF   GII
SPDR(R) MSCI ACWI ex-US ETF                            CWI
SPDR(R) Russell/Nomura PRIME(TM) Japan ETF             JPP
SPDR(R) Russell/Nomura Small Cap(TM) Japan ETF         JSC
SPDR(R) S&P(R) BRIC 40 ETF                             BIK
SPDR(R) S&P(R) International Dividend ETF              DWX

EFFECTIVE WITH SEC, BUT NOT OPERATIONAL
SPDR(R) S&P(R) Asia Pacific ETF
SPDR(R) S&P(R) Europe ETF

Dated: February 12, 2008